UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________
FORM 8-K
_____________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 15, 2024
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ENVISTA HOLDINGS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware
(State or Other Jurisdiction of Incorporation)

001-39054	83-2206728
(Commission File Number)	(IRS Employer Identification No.)

200 S. Kraemer Blvd., Building E		92821
Brea,	California
(Address of Principal Executive Offices)		(Zip Code)
(714) 817-7000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	NVST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Chief Executive Officer and Director Appointment

On April 15, 2024, Envista Holdings Corporation (the “Company”) announced that it has appointed Paul Keel as the President and Chief Executive Officer of the Company, with such appointment to be effective as of May 1, 2024 (the “Effective Date”) and subject to Mr. Keel’s commencement of employment with the Company on the Effective Date.

Mr. Keel, age 54, served as Chief Executive Officer of Smiths Group plc, a global technology company and FTSE 100 constituent from May 2021 to March 2024. Prior to that, Mr. Keel served as Group President of 3M Company’s Consumer Business Group from March 2019 to August 2020. Mr. Keel joined 3M in 2004 and held various leadership roles including President of 3M Medical and President of 3M Unitek, a specialty dental business. Prior to joining 3M, Mr. Keel held positions of increasing responsibility at GE, McKinsey & Company, and General Mills.

In connection with such appointment, the Company and Mr. Keel entered into an employment agreement that sets forth the terms of his employment with the Company, dated as of March 25, 2024 (the “Employment Agreement”). In the event Mr. Keel does not commence employment with the Company by October 9, 2024, the Employment Agreement will be automatically terminated and will be of no further force and effect, and Mr. Keel will not be appointed as the President and Chief Executive Officer of the Company.

Pursuant to the Employment Agreement, Mr. Keel has also been appointed to join the Board of Directors of the Company (the “Board”) as of the Effective Date.

Pursuant to the Employment Agreement, Mr. Keel will be eligible to receive the following: (i) an initial base salary at an annual rate of $1,100,000; (ii) an annual cash bonus pursuant to the Company’s Incentive Compensation Plan, with an annual target bonus opportunity equal to 150% of his base salary and up to a maximum of 300% of his base salary, and with Mr. Keel’s annual cash bonus for fiscal year 2024 to be prorated based on the number of days he is employed by the Company in 2024; (iii) equity awards granted under the Envista Holdings Corporation 2019 Omnibus Incentive Plan, as it may be amended from time to time (the “Incentive Plan”), including certain initial equity awards as further described below; (iv) a one-time cash award intended to reimburse Mr. Keel for the forfeited cash awards previously granted to him by his former employer, payable on the first payroll following the Effective Date, subject to Mr. Keel’s continued employment through such payment date, with such cash payment equal to the product of (x) $1,197,867 and (y) a fraction, the numerator of which is the number of calendar days he was employed by his former employer during the former employer’s 2024 fiscal year and the denominator of which is 366; provided, that such cash award is subject to clawback in the event that Mr. Keel’s employment with the Company is terminated by the Company for Cause or by him without Good Reason (each as defined in the Envista Holdings Corporation Severance and Change in Control Plan for Officers, as it may be amended from time to time (the “Severance Plan”)), in each case, within 12 months following the Effective Date; and (v) reimbursement of reasonable relocation expenses incurred by Mr. Keel in connection with his relocation to Orange County, California, up to an aggregate amount of $650,000 (and an additional tax gross-up in respect of any amounts paid to Mr. Keel as relocation expenses); provided, that such relocation expense reimbursements are subject to clawback in the event that (x) Mr. Keel’s employment with the Company is terminated by the Company for Cause or by him without Good Reason, in each case, within 12 months following the Effective Date, or (y) Mr. Keel fails to relocate to Orange County, California within 60 days following the Effective Date.

Pursuant to the Employment Agreement, subject to Mr. Keel’s commencement of employment with the Company on the Effective Date and subject to approval by the Board (or a committee thereof), Mr. Keel will be eligible to receive the following initial equity awards under the Incentive Plan on or promptly following the Effective Date: (i) an equity award in respect of the full fiscal year 2024, valued at approximately $6,500,000 and calculated in the same manner as the equity awards granted to the Company’s named executive officers in early fiscal year 2024, comprised of (x) 60% performance-based restricted stock units, (y) 20% time-based restricted stock units (“RSUs”), and (z) 20% stock options (“Options”), in each case, subject to terms and conditions that are consistent with the equity awards granted to the Company’s named executive officers in early fiscal year 2024 and subject to and governed by the terms and conditions (including, but not limited to, the applicable vesting and forfeiture terms) set forth in the applicable award agreement and the Incentive Plan; and (ii) a replacement equity award intended to reimburse Mr. Keel for the forfeited equity awards previously granted to him by his former employer, valued at approximately $11,000,000 and calculated in the same manner as the equity awards granted to the Company’s named executive officers in early fiscal year 2024, comprised of (x) 50% RSUs and (y) 50% Options, with such replacement equity award vesting in equal installments on each of November 1, 2024, November 1, 2025 and November 1, 2026, subject to Mr. Keel’s continued employment through each applicable vesting date, subject to and governed by the terms and conditions set forth in the applicable award agreement and the Incentive Plan; provided, that in the event Mr. Keel’s employment with the Company is terminated by the Company without Cause or by him for Good Reason, any unvested portion of such replacement equity award will immediately vest in full as of the termination date.

The Employment Agreement provides that, during his employment term, Mr. Keel will be eligible to participate in the Severance Plan. In the event that he incurs a qualifying termination of employment with the Company during his employment term and is determined to be eligible to receive Severance Benefits (as defined in the Severance Plan), Mr. Keel will receive the applicable severance benefits set forth in the Severance Plan, subject to and in accordance with the terms and conditions set forth in the Severance Plan, including, but not limited to, his execution and non-revocation of a release of claims in favor of the Company and its subsidiaries and affiliates. The terms of the Severance Plan were previously described in the Company’s Current Report on Form 8-K filed on November 5, 2020.

As a condition to entering into the Employment Agreement, Mr. Keel agreed to enter into and be bound by the terms of the Agreement Regarding Fair Competition and Protection of Proprietary Interests attached as an exhibit to the Employment Agreement (the “Restrictive Covenants Agreement”), which is incorporated by reference into the Employment Agreement. The Restrictive Covenants Agreement provides for the following: (i) non-competition during employment; (ii) non-solicitation of customers or employees during employment; (iii) perpetual non-disclosure of confidential information; (iv) perpetual non-disparagement; and (v) assignment of intellectual property.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the complete terms of the Employment Agreement, which is filed as Exhibit 10.1 to this Form 8-K.

Mr. Keel does not have any family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company is not aware of any related transactions or relationships between Mr. Keel and the Company that would require disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Keel and any other person pursuant to which Mr. Keel was selected as an officer of the Company.

Director Resignation

Pursuant to that certain transition letter agreement entered into by and between Amir Aghdaei, the Company’s current President and Chief Executive Officer, and the Company, dated as of February 22, 2024 (the “Transition Agreement”), as of the Effective Date, Mr. Aghdaei will automatically be deemed to have resigned from his position as a director of the Board. The terms of the Transition Agreement were previously described in the Company’s Current Report on Form 8-K filed on February 26, 2024.

ITEM 7.01 REGULATION FD

On April 15, 2024, the Company issued a press release announcing the appointment of Mr. Keel as President and Chief Executive Officer of the Company. A copy of the release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information included or incorporated by reference in this Item 7.01 is being furnished to the SEC and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, by and between Envista Holdings Corporation and Paul Keel, dated as of March 25, 2024
99.1	Press Release dated April 15, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISTA HOLDINGS CORPORATION

Date: April 15, 2024	By:	/s/ Stephen Keller
Stephen Keller
Principal Financial Officer